Exhibit 99.1

Mars, Incorporated Receives U.S. Federal Trade Commission Clearance for Acquisition of VCA

MCLEAN, VA and LOS ANGELES, August 30, 2017 – Mars, Incorporated and VCA Inc. (NASDAQ: WOOF) today announced that the U.S. Federal Trade Commission (FTC) has cleared Mars’ proposed acquisition of VCA, which was previously announced on January 9, 2017.

The FTC clearance follows Mars’ agreement to divest 12 specialty or off-hours emergency animal hospitals out of the companies’ combined total of over 1,900 locations in the U.S. and Canada following the closing of the transaction. Mars and VCA have agreements in place with three well-respected operators of animal hospitals to purchase the affected hospitals, and the divestitures are expected to be completed shortly following the closing of the VCA transaction, which is expected to occur in September.

About Mars, Incorporated

Mars is a family-owned business with more than a century of history making diverse products and offering services for people and the pets people love. With almost $35 billion in sales, the company is a global business that produces some of the world’s best-loved brands: M&M’s®, SNICKERS®, TWIX®, MILKY WAY®, DOVE®, PEDIGREE®, ROYAL CANIN®, WHISKAS®, EXTRA®, ORBIT®, 5™, SKITTLES®, UNCLE BEN’S®, MARS DRINKS and COCOAVIA®. Mars also provides veterinary health services that include BANFIELD® Pet Hospitals, BLUEPEARL® Specialty and Emergency Pet Hospitals and PET PARTNERS™ Veterinary Hospitals. Headquartered in McLean, VA, Mars operates in more than 80 countries. The Mars Five Principles – Quality, Responsibility, Mutuality, Efficiency and Freedom – inspire its more than 85,000 Associates to create value for all its partners and deliver growth they are proud of every day.

For more information about Mars, please visit www.mars.com. Join us on Facebook, Twitter, LinkedIn, Instagram and YouTube.

About VCA Inc.

VCA is a leading provider of pet health care services in the country delivered through over 800 small animal veterinary hospitals in the US and Canada, a preeminent nationwide clinical laboratory system that services all 50 states and Canada (Antech Diagnostics), the leading animal diagnostic imaging company in the market (Sound), and Camp Bow Wow (CBW), the nation’s Premier Doggy Day and Overnight Camp® franchise.

Media Contacts

Mars, Incorporated

Brunswick Group

Blake Sonnenshein

(212) 333-3810

VCA Inc.

Tomas W. Fuller

Chief Financial Officer

(310) 571-6505

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws with respect to the proposed transaction between VCA Inc. (VCA), Mars, Incorporated (Mars), and certain subsidiaries of Mars. We have included herein statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We generally identify forward-looking statements in this document using words like “believe,” “intend,” “expect,” “estimate,” “may,” “plan,” “should,” “could,” “forecast,” “looking ahead,” “possible,” “will,” “project,” “contemplate,” “anticipate,” “predict,” “potential,” “continue,” or similar expressions. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this press release may turn out to be incorrect. These statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in in this press release will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the proposed transaction may not be completed in the time period noted in this press release or at all, which may adversely affect VCA’s businesses and the market price of the share of common stock of VCA; (ii) the failure to satisfy or obtain waivers of the conditions in the FTC consent order; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement prior to the anticipated closing date; (iv) the effect of the pendency of the proposed transaction on VCA’s business relationships, operating results and business generally; (v) potential difficulties in the hiring or retention of employees of VCA as a result of the proposed transaction; (vi) risks related to diverting management’s attention from VCA’s ongoing business operations; (vii) ongoing litigation relating to the merger agreement and the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) competitive responses to the proposed transaction; and (x) legislative, regulatory and economic developments.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect VCA’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in VCA’s most recent Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017, and VCA’s more recent reports filed with the SEC. VCA can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which statements were made. Except as required by applicable law, VCA undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Source: VCA Inc.

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